Exhibit 23.3

Consent of Independent Petroleum Engineers and Geologists

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 prepared by Par Pacific Holdings, Inc. of information contained in our report dated March 6, 2018 with respect to estimates of reserves and future net revenue of Par Pacific Holdings, Inc., as of December 31, 2017.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons, P.E.
President and Chief Operating Officer

Dallas, Texas

May 18, 2018